EXHIBIT 10.12

                             Second Amendment to the
                 Bowater Incorporated Compensatory Benefits Plan
               As Amended and Restated Effective February 26, 1999


     WHEREAS, Bowater Incorporated (the "Company") previously amended and restated the Bowater Incorporated Compensatory Benefits Plan as of February 26, 1999 (the "Plan");

     WHEREAS, Section 10(a) of the Plan permits the Human Resources and Compensation Committee of the Board of Directors of the Company (the "HRCC") to amend the Plan; and

     WHEREAS, the HRCC desires to amend the Plan to: (1) provide that amounts earned, deferred and vested under the Plan as of December 31, 2004 are grandfathered, within the meaning of, and as determined under, regulations issued by the Department of the Treasury under Internal Revenue Code (the "Code") Section 409A, (2) provide that the Company's President and Chief Executive Officer shall not be eligible to participate in the Plan effective as of May 1, 2006 pursuant to his Employment Agreement dated April 4, 2006, (3) eliminate the Plan Administrator's discretion to pay benefits in installments upon a participant's retirement or disability, and (4) provide that the distribution of any portion of the Plan's benefits subject to Code Section 409A shall be subject to a six-month delay in payment for any participant who "separates from service" (within the meaning of Code Section 409A and the Treasury Regulations promulgated thereunder) and is determined to be a "key employee" (within the meaning of Code Section 409A and the Treasury Regulations promulgated thereunder).

     NOW, THEREFORE, the Plan is amended, effective as of the dates set forth below, in the following respects:

     1. Section 1 is amended, effective as of January 1, 2005, by adding a new paragraph at the end thereto to read as follows:

     "Notwithstanding any other provision of the Plan to the contrary, effective as of January 1, 2005, any amounts that are earned and deferred under the Plan, but not vested as of December 31, 2004, shall be subject to Internal Revenue Code (the `Code') Section 409A and the Treasury Regulations promulgated thereunder. For such amounts, the Plan shall be interpreted and administered consistent with Code Section 409A and the Treasury Regulations promulgated thereunder. Any amounts that are earned, deferred and vested under the Plan as of December 31, 2004 are `grandfathered' (within the meaning of, and as determined in accordance with, Section 409A of the Code and the Treasury Regulations thereunder). Therefore, such grandfathered amounts are not subject to Section 409A of the Code."

     2. Section 3 is amended, effective as of May 1, 2006, by adding the following sentence at the end thereto to read as follows:

     "Notwithstanding the foregoing, effective as of May 1, 2006, the Company's President and Chief Executive Officer shall not be an Eligible Employee in accordance with his Employment Agreement dated April 4, 2006."

     3. Section 7(a) is amended, effective as of January 1, 2005, to read as follows:

     "(a) Upon the Retirement or Disability of an Eligible Employee, the value of such Eligible Employee's Book Account shall be distributed to the Eligible Employee in a lump sum cash payment, subject to a six-month delay in payment for any Eligible Employee who `separates from service' (within the meaning of Code Section 409A and the Treasury Regulations promulgated thereunder) upon Retirement and is determined to be a `key employee' (within the meaning of Code Section 409A and the Treasury Regulations promulgated thereunder). If payment is subject to the six-month delay, payment shall be made on the first day of the seventh month following the Eligible Employee's separation from service."

     4. Section 7(c) is amended, effective as of January 1, 2005, by amending the first paragraph to read as follows:

     "(c) Upon  termination of Employment of an Eligible  Employee other than by
          Retirement, death or Disability, and other than by transfer to an Affiliated Company, the vested value of such Eligible Employee's Book Account shall be paid to him or her in a lump sum. Notwithstanding the foregoing, distributions made to `key employees' (within the meaning of Code Section 409A and the Treasury Regulations promulgated thereunder) upon a `separation from service' (within the meaning of Code Section 409A and the Treasury Regulations promulgated thereunder) shall be made on the first day of the seventh month following the Eligible Employee's separation from service. The vested value of an Eligible Employee's Book Account shall include the entire value of such Eligible Employee's Book Account if he or she has completed at least three Years of Service upon such termination of Employment. Notwithstanding the foregoing, the vested value of the Book Account for Bruce Nunn shall be the value of his Book Account. An Eligible Employee who has completed less than three Years of Service as of such termination of Employment shall forfeit his or her entire Book Account; provided, however that the Forfeiture shall be reinstated if the Eligible Employee is reemployed by the Company, at any time before he or she has five years of Break in Service. For purposes of this
          Section 7(c), a change in control of the Company shall be deemed to have occurred on the occurrence of any event(s) which constitute(s) a `change in control' of the Company as defined herein."

                                      * * *

     IN WITNESS WHEREOF, the HRCC has caused this Second Amendment to the Plan to be executed by a duly authorized officer this 11th day of May, 2006.

                                           BOWATER INCORPORATED



                                           By: /s/ James T. Wright
                                              ----------------------
                                                  James T. Wright
                                           Title: Senior Vice President -
                                                  Human Resources